Exhibit 10.3

☐	Participant’s Copy

☐	Company’s Copy

TRIMERIS, INC.

AMENDED AND RESTATED STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

To Steven Skolsky:

Trimeris, Inc. (the “Company”) has granted you (the “Grant”) under its Amended and Restated Stock Incentive Plan (the “Plan”) the number of shares of Company common stock (the “Shares”) set forth on Exhibit A to this Agreement, subject to certain restrictions specified below in Restrictions and Forfeiture in recognition of your service as an employee and as a member of the Board of Directors of the Company. (While subject to the restrictions, this Agreement refers to the Shares as “Restricted Stock.”)

The Grant is subject in all respects to the applicable provisions of the Plan. This Agreement does not cover all of the rules that apply to the Grant under the Plan, and the Plan defines any terms in this Agreement that the Agreement does not define.

In addition to the terms and restrictions in the Plan, the following terms and restrictions apply to the Grant:

Payment	You are paying the Company the par value for the Restricted Stock as of the Date of Grant.

Restrictions and Forfeiture	You may not sell, assign, pledge, encumber, or otherwise transfer any interest (“Transfer”) in the Restricted Stock until the shares are vested. Any attempted Transfer that precedes the Vesting Date (as set forth in Exhibit A) is invalid.

Unless the Administrator determines otherwise at any time or Exhibit A provides otherwise, if your service with the Company terminates for any reason before all of your shares of Restricted Stock are Vested, then you will forfeit your unvested shares to the extent that they do not otherwise vest as a result of the termination. The forfeited shares of Restricted Stock will then immediately revert to the Company. You will receive no payment for shares that you forfeit.

Vesting Schedule	Assuming you remain an employee of the Company or its subsidiaries or a member of the Board, all restrictions under Restrictions and Forfeiture will lapse on the Restricted Stock as set forth on Exhibit A and they will become “Vested,” and you will be able, subject to normal securities limitations, to sell the Shares.

Limited Status	You understand and agree that the Company will not consider you a shareholder for any purpose with respect to the Restricted Stock, unless and until the shares have been issued to you, and they have become Vested, except as Delaware law otherwise requires; provided, however, that if the Company pays dividends on its common stock while shares of Restricted Stock are not Vested, the Company will accrue a book entry for dividends on your behalf, with the dividends to be paid if and when the Restricted Stock becomes Vested.

Voting	You may vote the Restricted Stock.

Possession	While unvested, the Restricted Stock will be held by an agent or service provider designated by the Company. After Vesting, the Company will direct the transfer of Shares to you using share certificates or other indicia of ownership.

Additional Conditions to Receipt	The Company may postpone issuing and delivering any Shares for so long as the Company determines to be advisable to satisfy the following:

its completing or amending any securities registration or qualification of the Shares or its or your satisfying any exemption from registration under any Federal or state law, rule, or regulation;

its receiving proof it considers satisfactory that a person seeking to receive the Shares after your death is entitled to do so; and

your complying with any federal, state, or local tax withholding obligations.

The Company has in effect now and will make reasonable efforts to maintain a registration of the Plan on Form S-8.

Taxes and Withholding	Receipt of the Grant has tax consequences for you. If you make an 83(b) election (using Exhibit B to this Agreement or another comparable form), you will owe taxes at ordinary income tax rates as of the Date of Grant at the Shares’ value. You acknowledge that you may be electing thereby to pay taxes on a value in excess of any gain you may receive on Shares in the future and that you may be unable to deduct or otherwise recoup any potentially overpaid taxes, even if you forfeit those Shares.

If you do not make an 83(b) election within 30 days of the Date of Grant, and pay taxes in accordance with that election, you will be taxable on the Shares as they become Vested at their future value at the Vesting Date.

You must arrange for payment of the withholding taxes and/or confirm that the Company is arranging for appropriate withholding.

Additional Representations from You	If you receive Restricted Stock at a time when the Company does not have a current registration statement (generally on Form S-8) under the Act that covers issuances of Shares to you, you must comply with the following before the Company will release the Shares to you. You must —

represent to the Company, in a manner satisfactory to the Company’s counsel, that you are acquiring the Shares for your own account and not with a view to reselling or distributing the Shares; and

agree that you will not sell, transfer, or otherwise dispose of the Shares unless:

a registration statement under the Act is effective at the time of disposition with respect to the Shares you propose to sell, transfer, or otherwise dispose of; or

the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.

Additional Restriction	The Company will delay issuing the Shares to you during such time as issuance of the Shares would violate any applicable federal or state securities laws or other laws or regulations.

No Effect on Employment or Other Relationship	Nothing in this Agreement restricts the Company’s rights or those of any of its affiliates to terminate your employment or other relationship at any time, with or without cause. The termination of employment or other relationship, whether by the Company or any of its affiliates or otherwise, and regardless of the reason for such termination, has the consequences provided for under the Plan (as implemented through this Agreement) and any applicable employment or severance agreement or plan.

Governing Law	The laws of the State of Delaware will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

Notices	Any notice you give to the Company must follow the procedures then in effect. If no other procedures apply, you must send your notice in writing by hand or by mail to the office of the Company’s Secretary. If mailed, you should address it to the Company’s Secretary at the Company’s then corporate headquarters, unless the Company directs participants to send notices to another corporate department or to a third party administrator or specifies another method of transmitting notice. The Company and the Administrator will address any notices to you at your office or home address as reflected on the Company’s personnel or other business records. You and the Company may change the address for notice by like notice to the other, and the Company can also change the address for notice by general announcements to participants.

Legends	The Company will endorse on all certificates (if any) representing any Shares of the Company subject to the provisions of this Agreement legends in substantially the following forms (in addition to any other legend that other agreements among the parties may require):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.”

Additional legends may be placed on the Shares to comply with applicable blue sky laws and/or if the parties agree that certain additional legends must be placed on the certificates

Plan Governs	Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

TRIMERIS, INC.

Date: 9/9/04	By:	/s/ Dani P. Bolognesi
	Name:	Dani P. Bolognesi
	Title:	Vice Chairman of the Board of Directors

TRIMERIS, INC.

ACKNOWLEDGMENT

I acknowledge I received a copy of the Plan. I represent that I have read and am familiar with the Plan’s terms. By signing where indicated on Exhibit A, I accept each Grant subject to all of the terms and provisions of this Agreement and of the Plan under which the Grant is made, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to each Grant.

Date: 9/9/04	/s/ Steven Skolsky
	Name:	Steven Skolsky

NO ONE MAY SELL, TRANSFER, OR DISTRIBUTE THE SECURITIES COVERED BY THE GRANT WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR OTHER INFORMATION AND REPRESENTATIONS SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Grant No.

Trimeris, Inc.

Amended and Restated Stock Incentive Plan

Restricted Stock Agreement

Exhibit A to Restricted Stock Agreement

Recipient Information:

Name:	Steven Skolsky	S.S.N.:

Signature: X	/s/ Steven Skolsky

Grant Information:

Restricted Stock:	50,000

Date of Grant:	September 8, 2004

Par Value Payment:	$50.00

Vesting Schedule:	This Grant is nonforfeitable (“Vested”) as to 100% of the shares of Restricted Stock on the fourth anniversary of the Date of Grant (the “Vesting Date”), assuming you remain an employee or member of the Board of the Company through this date.

If you die, are terminated by the Company without Cause or on account of Disability or resign for Good Reason (as such terms are defined in the Executive Employment Agreement between the Company and you dated September 8, 2004) (“Vesting Events”) on or after the 8th of the sixth month (the “Six Month Anniversary”) following your Date of Grant and prior to the second anniversary of your effective date of employment with the Company, 50% of the shares subject to the grant shall become nonforfeitable on such date of termination.

If your employment ends for one of the Vesting Events before the Six Month Anniversary, the acceleration in the preceding sentence will be delayed to and occur on the Six Month Anniversary, so long as you comply with the restrictions in your Executive Employment Agreement relating to noncompetition through such date (else the stock will be forfeited for noncompliance). If your employment ends for one of the Vesting Events between the second and fourth anniversaries of the Effective Date, your vesting on termination will increase by 2.0833% of the initial number of shares of Restricted Stock for each 8th of the month that has occurred after the second anniversary by the date of your termination of employment.

Notwithstanding this Vesting Schedule, vesting of your Restricted Stock will be postponed, if applicable, until the earliest trading day provided in the foregoing provisions on which you are not subject to a closed trading or earnings window (unless you have previously instituted a 10b5-1 trading plan covering disposition of part or all of the Restricted Stock and notified the Administrator of such 10b-1 plan). If vesting is delayed because of a trading window, you must remain employed through that extended vesting date (or, if earlier, a Vesting Event) to be treated as satisfying the vesting requirements upon the opening of the window. Upon a “Change in Control” or “Acquisition Event” (as defined in the Plan or, with respect to Change in Control, if more favorable to you, in the Employment Agreement) occurs while you are employed, your unvested Shares will become immediately fully Vested.

Grant Expiration Rules:	Except as provided in the Vesting Schedule above, you will forfeit any unvested portions of this Grant immediately when you cease to be employed by (and a member of the Board of) the Company. Ceasing to be employed for these purposes includes death and termination as a result of disability.

Exhibit B to Restricted Stock Agreement

Section 83(b) Election

For Unvested or Partially Vested Shares*

*	Omitted because such Exhibit does not contain information material to an investment decision. Trimeris agrees to furnish supplementally a copy of this Exhibit to the Commission upon request.